TERM LOAN PROMISSORY NOTE

$100,000,000.00                                Dated: July 6, 1998

    FOR VALUE RECEIVED, the undersigned, OVERSEAS PARTNERS (MADISON PLAZA) LLC, an Illinois limited liability company (the "Borrower"), HEREBY PROMISES TO PAY
                                            ---------
to the order of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (the

,"Bank") the principal sum of ONE HUNDRED MILLION DOLLARS ($100,000,000.00) (the
--------
"Loan") . on December 31, 1998 (the "Stated Maturity Date").  The Borrower
-------                             ------------------------
promises to pay interest on the unpaid principal amount hereof from the date hereof until such principal amount is paid in full at either (i) the Reference Rate or (ii) the applicable LIBOR Rate in effect for any interest Period (hereinafter defined) as selected by Borrower as and on the terms provided heroin. Accrued interest shall be payable in arrears on the first day of each month and on the Stated Maturity Date.

    The "Reference Rate" means the per annum rate of interest publicly announced from time to time by Bank at San Francisco, California, as its Reference Rate. The Reference Rate is set by Bank based on various factors including Bank's Costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing loans. Bank may price loans at, above or below the Reference Rate. Any change in the Reference Rate shall take effect on the day specified in the public announcement of such change. The "LIBOR Rate"
                                                                 ------------
means an interest rate per annum equal, at all times during a selected Interest Period, to .90% above the rate of interest per annum obtained by dividing (x) the London Inter-Bank Offered Rate by (y) a percentage equal to 100% minus the LIBO Rate Reserve Percentage for such interest Period. The "London Inter-Bank
                                                            ------------------
offered Rate" means the per annum rate of interest, rounded upward, if
-------------
necessary, to the nearest 1/16th of one percent (0.0625%), at which Bank's London branch, London, England, would offer U.S. dollar deposits in amounts and for periods comparable to those of the applicable Interest Period to major banks in the London U.S. dollar inter-bank market at approximately 11:00 a.m., London time, the first Banking Day (hereinafter defined) after Borrower's rate election, The "LIBO Rate Reserve Percentage" for any Interest Period is the
              ------------------------------
reserve percentage (rounded upward, if necessary, to the nearest 1/100th of one percent) applicable during such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or
if more than one such percentage is so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including any emergency, supplemental, special or other marginal reserve requirement) for the Bank in respect of liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period. "Eurocurrency Liabilities" has the meaning assigned to that term in
         --------------------------
Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     Interest shall accrue, payable upon demand, after an Event of Default and/or on any overdue principal amount until paid in full at a fluctuating interest rate per annum equal to 2% per annum over the Reference Rate in effect from time to time.

    The period between the date on which the Bank makes the Loan and the date of payment in full of the principal amount hereof shall be divided with respect to any portion of the Loan bearing interest at the LIBOR Rate into successive periods, each such period being an "Interest Period". So long as no Event of
                                   -----------------
Default is continuing, Borrower may elect a LIBOR Rate with respect to a portion of the Loan for a specified Interest Period no later than 10:00 a.m., Chicago time, on any Banking Day. The applicable Interest Period shall begin on the third Banking Day after Borrower's rate election. There shall be no more than four (4) tranches outstanding at any given time. The initial Interest Period(s) shall begin on the date on which the Loan is originally made and each subsequent Interest Period shall begin on the last day of the immediately preceding Interest Period. If a new Interest Period is not selected prior to the expiration of an Interest Period, the Reference Rate shall automatically apply to such portion of the Loan. The duration of each Interest Period shall be one, two, three or six months with respect to any portion of the Loan bearing interest at the LIBOR Rate (or such other period as the Borrower and the Bank shall agree), provided, however, that the duration of any Interest Period which
              --------  -------
begins prior to and would otherwise end after the Stated Maturity Date shall end on the Stated Maturity Date.


                                   ARTICLE I
                               TERMS OF PAYMENT

    SECTION I.I. Prepayments. (a) Permitted Prepayments.  The Borrower may, upon
                 -----------      ---------------------
at least five Business Days' notice to the Bank, prepay the Loan in whole or in part on, but only on, the last day of any Interest Period, with accrued interest to the date of such prepayment on the amount prepaid, provided that each
                                                      --------
partial prepayment shall be in a principal amount not less than $10,000,000.

     (b) Mandatory Prepayments.  The Borrower shall prepay in full the Loan with
         ---------------------
accrued interest thereon and all other amounts payable by the Borrower hereunder,

          (i) on the effectiveness of any financing (whether in the form of a loan, securitization vehicle or otherwise) obtained by the Borrower, the Guarantor (as herein defined) or any of their subsidiaries or affiliates with respect to or in connection with, and secured in whole or in part by, the property located at 200 West Madison Street, Chicago, Illinois and commonly known as Madison Plaza ('Madison -Plaza') ;and
                                     ------------------

          (ii) if it shall become unlawful for the Bank to continue to fund or maintain this Note or the Loan and the Bank notifies the Borrower of the same.

    Notwithstanding anything herein to the contrary, if the Borrower is obligated to prepay the Loan pursuant to Section 1.1(b)(i), prior to the
                                         ------- ---------
expiration of any and all outstanding Interest Periods, the Borrower may, at its option, without cost or penalty, defer the date of prepayment of the Loan to the date on which the last such existing outstanding interest Period has expired in order to avoid incurring breakage costs.

     SECTION 1.2. Increased Costs, Funding Losses, Capital Adequacy, etc. (a) In
                  ---------------------------------------- -------------
the event that as a result of either (i) the introduction of or any change in, or in the interpretation of, any law or regulation, or (ii) the compliance by the Bank with any request from any central bank or other governmental authority, there is any increase in its cost of agreeing to make, fund or maintain the Loan, then the Borrower will, from time to time, promptly upon the Bank's written request to the Borrower, pay to the Bank additional amounts sufficient to indemnify it against such increased cost.

     (b) In the event that the Bank incurs any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Bank to make, continue or maintain any portion of the principal amount of the Loan) as a result of the repayment or prepayment (whether pursuant to Section 1.1 or for any other reason) of the
                                -----------
principal amount of the Loan on a date other than the last day of the Interest Period applicable thereto, then the Borrower will, from time to time, promptly upon the Bank's written request to the

Borrower, pay to the Bank additional amounts sufficient to reimburse the Bank for such loss or expense.

     (c) If either the introduction, effectiveness, interpretation, or phase-in of, or compliance by the Bank with, any law or regulation, directive, guidelines decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by the Bank, and the Bank determines (in its sole and absolute discretion) that the rate of return on its capital as a consequence of the Loan is reduced to a level below that which the Bank could have achieved but for the occurrence of any such circumstance, then the Borrower will, from time to time, promptly upon the Bank's written request to the Borrower, pay to the Bank additional amounts sufficient to Compensate the Bank for such reduction in its rate at return.

     (d) A statement (including calculations in reasonable detail) by the Bank as to any amount payable pursuant to this Section will, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, the Bank may use any method of averaging and attribution that the Bank (in its sole and absolute discretion) deems applicable.


     (e) Notwithstanding anything to the contrary in this Note, the Borrower shall be obligated to pay amounts to the Bank pursuant to Sections 1.2 (a) and
                                                          ----------------
(c) only it the aggregate amount required to be so paid by the Borrower pursuant to Sections 1.2(a) and (c) exceeds $200,000.00 in which event Borrower shall be
   ---------------
obligated to pay only that amount which is in excess of $260,000.00.

    SECTION 1.3. Payments and Computations. (a) The Borrower shall make each
                 -------------------------
payment hereunder by wire transfer initiated by Borrower at a Bank having access to the Federal Reserve wire transfer system not later than 12:00 noon (Chicago time) on the day when due in lawful money of the United States (in freely transferable United States dollars) to the Bank pursuant to the following wire transfer instructions:

Bank of America
ABA #121-000-358
Account # 15033-00420
Account Name: CLSSS #1503
Re:  Overseas Partners (Madison Plaza) LLC
LIN #GK0474
Attn: Maria Fletes

     (b) All computations of interest shall be made by the Bank on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

     (c) Whenever any payment to be made hereunder shall be stated to be due, or whenever the last day of any Interest Period would otherwise occur, on a day other than a day (a "Business Day") on which dealings are carried on in the
                    ---------------
London interbank market and banks are open for business in London and are not authorized or required to close in Chicago, such payment shall be made, and the last day of such Interest Period shall occur, on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest; provided that if such extension would cause
                                    --------
such payment to be made, or the last day of such Interest Period to occur in, a new calendar month, such payment shall be made, or the last day of such Interest Period shall occur, on the next preceding Business Day.

     SECTION 1.4. Extension Option.  Borrower may further extend the maturity of
                  ----------------
the Loan for two additional three month periods (i.e. until March 31, 1999 and June 30, 1999 respectively). Borrower may request each respective extension in a written notice which shall be delivered to Bank between sixty (60) and thirty
(30) days before the Loan is then scheduled to mature. Before each respective extension becomes effective, the following conditions shall be satisfied:

     (a) No Event of Default shall have occurred and be continuing and no other event ('Default') shall have occurred and be continuing if the event, with
      -----------
notice or the passage of time or both, would be such an Event of Default.

     (b) The Bank shall have received an extension fee of .05% of the then outstanding principal balance of the Loan for the first three month extension and .10% of the then outstanding principal balance of the Loan for the second three month extension; provided, however, if the Bank receives evidence satisfactory to the Bank that the Borrower is in active discussions with a third party lender (unaffiliated with Borrower or Guarantor) for refinancing of the Loan (including without limitation, the financing of Madison Plaza), the fee for the applicable extension period shall not be due until the earlier of (i) the payment in full of the Loan or (ii) the last day of the applicable extension period and in the event the fee becomes due pursuant to the foregoing, prior to the end of the extension period, such fee shall be prorated over the applicable extension period to the date of payment.


                                   ARTICLE II
                              CONDITIONS PRECEDENT

    SECTION 2.1. Conditions Precedent to Making the Loan, it is a condition
                 ---------------------------------------
precedent to the making of the Loan that the Bank receive, prior to or concurrently with the making of the Loan, the following documents and instruments in form and substance satisfactory to the Bank:

(a)  This Note, duly executed by the Borrower in favor of the Bank.

(b)  The Guaranty (the "Guaranty"), dated of even date with this Note, duly
                       -----------
     executed by Overseas Partners, Ltd., ("Overseas Ltd.") and Overseas
                                          -----------------
     Partners Capital Corp. ("Overseas Corp.") ; Overseas Ltd. and Overseas
                            ------------------
     Corp. are individually and collectively referred to as the "Guarantor") ;
                                                                -----------
     and the Borrower, the Borrower's Member (hereinafter defined) and the

     Guarantors are collectively referred to as the "Loan Parties") in favor of
                                                    ---------------
     the Bank, a copy of which is attached hereto as Exhibit A.
                                                     ---------

(c) A certificate, dated the date of the Loan, of a duly authorized officer of the Borrower, certifying as to:

     (i) resolutions, then in full force and effect of OVERSEAS PARTNERS (MADISON PLAZA), INC., Borrower's sole member, ("Borrower's Member")
                                                    ---------------------
     authorizing the execution, delivery and performance of this Note;

     (ii) the incumbency and true signatures of the officers of the Borrower's Member duly authorized to sign this Note;

     (iii) a good standing certificate for the State of Borrower's and Borrower's Member's formation and a certified copy of the formation documents of the Borrower and Borrower's Member;

     (iv) a list of individuals authorized to provide telephone instructions for disbursements, interest rate selection and payments (if different from the individuals authorized to execute the Note); and

     (v) the Borrower's Member's federal tax identification number.

(d) A certificate, dated the date of the Loan, of one of the duly authorized officers of each Guarantor, certifying with respect to each Guarantor as to:

     (i) resolutions of the Guarantor's governing body then in full-force and effect authorizing the execution, delivery and performance of the Guaranty;

     (ii) the incumbency and true signatures of the officers of the Guarantor duly authorized to sign the Guaranty; and

     (iii) a good standing certificate for the State of the Guarantor's formation and the formation documents of the Guarantor.

(e) A certificate, dated the date of the Loan, of Overseas Ltd.'s duly authorized officers, establishing that Overseas Ltd. is in compliance with the covenants set forth in clauses (e) and (f) of Section 7 of the
                                        ---     ---
     Guaranty.

(f) Certified copies of all necessary governmental authorizations and approvals, if any, obtained by any Loan Party in connection with this Note and the Guaranty,

(g) A favorable opinion of Wilson & McIlvaine, Illinois counsel to the Borrower, Borrower's Member and the Guarantors, in substantially the form of Exhibit a hereto, and as to such other matters as the Bank may
        -------
     reasonably request.

(h) A favorable opinion of Conyers, Dill & Pearman, Bermuda counsel to Overseas Ltd., in substantially the form of Exhibit-g hereto, and as to such other
                                        ---------
     matters as the Bank may reasonably request.

(i) A letter from the Borrower and each Guarantor to CT Corporation Systems, Inc, ("CT"), pursuant to Section 6.9 hereof and Section 17 of the Guaranty,
          ------              -------                -------
     requesting that CT serve as agent for service of process for the Borrower under this Note and for the Guarantors pursuant to the Guaranty, substantially in the form of Exhibit D hereto, together with evidence of
                                  -------
     payment of all fees payable by the Borrower and the Guarantors with respect thereto.

(j) The audited balance sheets of Overseas Ltd. and Overseas Corp. and their respective consolidated subsidiaries as at December 31, 1997, and the related statements of income and retained earnings for the fiscal year then ended.

(k) No later than thirty (30) days after Borrower's acquisition of Madison Plaza, Borrower shall deliver to Bank a copy of each of the following documents related to Borrower's acquisition of Madison Plaza; (i) the final closing statement signed by Borrower and its seller, (ii) Borrower's owner's pro forma title insurance policy or marked title insurance commitment (or to the extent available, the original title insurance policy) signed by the title company evidencing Borrower's 100!k fee ownership of Madison Plaza and (iii) evidence of Borrower's casualty and liability insurance for Madison Plaza.

(1) Such other additional documents, instruments, information or items as the Bank may reasonably request in connection with the making of the Loan.


    SECTION 2.2. UP-Front Fee.  It is an additional condition precedent to the
                 ------------
making of the Loan that the Bank receive concurrently with the making of the Loan, a non-refundable up-front fee in the amount of $100,000.00.

    SECTION 2.3, Termination of Commitment. The obligation of the Bank to make
                 ---------------------------
the Loan under this Note shall terminate without any further action if the conditions precedent set forth in this Article II are not satisfied on or before
                                       -------
July 31, 1998 and Borrower shall pay, upon demand, all Bank's reasonable costs and expenses.


                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES


SECTION 3.1. Representations and Warranties of the Borrower.  The Borrower
             ----------------------------------------------
represents and warrants as follows:

     (a) The Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Illinois. The Borrower's Member is the sole member of Borrower and is wholly owned by Overseas Holding Company, Inc. ('Overseas Holding") . Overseas Holding is wholly owned by Overseas Ltd. The Borrower's Member is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, The Borrower's sole manager is overseas Partners (333), Inc. ('Borrower's Manager')
                                                         ----------------------
, a corporation duly organized, validly
existing and in good standing under the laws of the State of Illinois and is wholly owned by Overseas Corp.

     (b) The execution, delivery and performance of this Note by the Borrower and each other document or instrument delivered by the Borrower in connection herewith are within its and Borrower's Member's company and corporate powers, have been duly authorized by all necessary company and corporate action and do not contravene:

          (i)  the formation documents or by-laws of Borrower or Borrower's
               Member;

         (ii) any law, rule or regulation applicable to the Borrower or Borrower's Member; or

        (iii) any contractual restriction binding on or affecting the Borrower or Borrower's Member.

     (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Note.

     (d) This Note is the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms.

     (e) To the best knowledge of the Borrower, there is no pending or threatened action or proceeding affecting the Borrower or Borrower's Member before any court, governmental agency or arbitrator, which could, if adversely determined, reasonably be expected to have a materially adverse effect upon the financial condition or operations of the Borrower or Borrower's Member.

     (f) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of this Note will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

                                   ARTICLE IV
                                   COVENANTS


    SECTION 4.1. Affirmative Covenants.  So long as the Loan or any other amount
                 ---------------------
under the Note remains unpaid, the Borrower will, and will cause Borrower's Member to:

     (a) Maintain Property.  Maintain and preserve Madison Plaza in good
            -----------------
working order and condition, ordinary wear and tear excepted.

     (b) Business Activities.  Continue at all times (i) to be a single
             -------------------
purpose entity established solely for the purpose of owning in fee simple and operating Madison Plaza and to cause Borrower's Member to be a single purpose entity established solely for the purpose of being Borrower's sole member, and
(ii) to preserve, renew and continue to keep in full force and effect and cause Borrower's Member to preserve, renew and keep in full force and effect, their respective existence and their respective privileges and franchises which are necessary or desirable in the normal conduct of their business.

     (c) Books and Records.  Keep its books and records reflecting all of its
         -----------------
business affairs and transactions in a manner which permits the preparation of financial statements in accordance with generally accepted accounting principles from time to time prevailing in the United States ("GAAP"); and permit the
                                                  ---------
Bank's representatives to visit and inspect any property of the Borrower, to examine and make abstracts from any of the books and records of the Borrower and to discuss the affairs, transactions, finances and accounts of the Borrower with any of their respective officers, directors or independent public accountants, all at such reasonable times and as often as may reasonably be desired.

     (d) Compliance with Laws, Etc.  Comply in all material respects with all
         --------------------
applicable laws, rules, regulations and orders, such compliance to include paying before the same become delinquent, all taxes, assessments and governmental charges imposed upon the Borrower or its property, except to the extent contested in good faith and by appropriate proceedings promptly instituted and diligently pursued.

     (e) Reporting Requirements. The Borrower will furnish to the Bank:
         ------------------------

         (i) as soon as possible and in any event within five days after the occurrence of any Event of Default or Default, a statement of an authorized officer of the

Borrower setting forth details of such Event of Default or Default and the action which has been taken or is proposed to be taken with respect thereto;

        (ii) promptly after the sending or filing thereof, copies of all reports which the Borrower or Borrower's Member sends to any of its security holders, and copies of all reports and registration statements which the Borrower or Borrower's Member files with the Securities and Exchange Commission or any national securities exchange;

       (iii) forty-five (45) days after the end of each fiscal quarter following Borrower's acquisition of Madison Plaza, a current unaudited property operating statement, rent roll and rollover schedule for Madison Plaza certified by an officer of Borrower to be true, complete and correct;

        (iv) promptly upon the execution of a commitment letter or mandate letter relating to the financing referred to in clause (b) of Section 1.1 of
                                                -----------    -----------
the Note, notice thereof to the Bank;

         (v) prompt notice of any litigation hereafter commenced or other circumstance, event or occurrence affecting any Loan Party or Madison Plaza that may reasonably be expected to result in a material adverse change in (i) the financial condition of any Loan Party, (ii) any Loan Party's ability to perform any of its obligations under the Note or Guaranty or (iii) the physical condition or operation of Madison Plaza;

        (vi) such other information respecting the condition or operations, financial or otherwise, of the Borrower or Borrower's Member or Borrower's Manager as the Bank may from time to time reasonably request.

     (f) Environmental Matters.  The Borrower will comply with, and use all
         ---------------------
reasonable efforts to ensure compliance by all its tenants and subtenants, if any, with, all applicable present or future laws, rules, regulations, orders, codes or other requirements established by any governmental authority pertaining to the protection, preservation, conservation or regulation of the environment ('Environmental Laws') and obtain and comply with and maintain, and use all
----------------------
reasonable efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws. The Borrower shall conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all governmental authorities regarding Environmental Laws, except that the Borrower may contest the same in good faith by appropriate legal proceedings provided (i) there exists no Event of Default or Default hereunder, (ii) the Bank is given prior notice of such contest, (iii) such contest shall not result in a potential loss or forfeiture of property and all penalties shall be stayed during such contest and (iv) the pendency of such proceedings could not be reasonably expected to have a material adverse effect on the Borrower or its property. The Borrower shall defend, indemnify and hold harmless Bank and the Indemnified Parties (hereinafter defined) from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrower or its property, or any orders, requirements or demands of governmental authorities related thereto or the release or threatened release of any hazardous materials into the environment, including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The Borrower's obligations under this Section shall survive termination of this Note and Guaranty.

    SECTION 4.2.  Negative Covenants.  So long as the Loan or any other amount
                  ------------------
remains unpaid under the Note, the Borrower agrees as follows:

     (a) Consolidation, Merger, etc. The Borrower will not, and will not permit
         --------------------------
Borrower's Member to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) or otherwise cause Borrower to cease to be a single purpose entity whose sole member is Borrower's Member and whose sole asset is Madison Plaza and whose sole Manager is Borrower's Manager or a U.S. corporation which is a direct or indirect wholly owned subsidiary of overseas Ltd. Nor will Borrower cause or permit Borrower's Member to cease to be a single purpose entity wholly owned by overseas Holding, which is in turn wholly owned by Overseas Ltd., and whose sole asset is its interest in Borrower. Nor will Borrower cause or permit Borrower's Manager to cease to be wholly owned by overseas Corp. or a U.S. corporation which is a direct or indirect wholly owned subsidiary of Overseas Ltd.;

     (b) Asset Dispositions, etc.  The Borrower will not, and will not permit
         -----------------------
Borrower's Member or Borrower's Manager to, sell, transfer, lease, mortgage, encumber, contribute or otherwise convey, or grant options to convey or mortgage, warrants or other rights with respect to its property to any person or entity except for the leasing of space within Madison Plaza in the ordinary course of owning and operating Madison Plaza and the financing of Madison Plaza (provided such funds are used to prepay the Loan in full as required in Section
                                                                        -------
1.1(b)) and the granting of such easements, purchase money security interests in
-------
newly acquired personality and other rights as are not inconsistent with the foregoing prohibition and as are in the ordinary course of owning and operating Madison Plaza.

     (c) Indebtedness.  The Borrower will not create, incur or permit to exist,
         ------------
and will not permit Borrower's Member or Borrower's Manager to create, incur or permit to exist, any indebtedness other than (i) this Loan (ii) the financing of Madison Plaza (provided such funds are used to prepay the Loan in full as required in Section 1.1(b))and (iii) customary unsecured trade payables incurred
            ------------------
in the ordinary course of the business of operating Madison Plaza.

     SECTION 4.3. Use of Proceeds.  The Borrower shall apply proceeds of the
                  ---------------
Loan to the acquisition by the Borrower of Madison Plaza and costs reasonably related thereto.


                                   ARTICLE V
                               EVENTS OF DEFAULT


SECTION 5.1.  Events of Default.  If any of the following events ("Events of
              -----------------                                  -----------
Default") occurs and is continuing:
---------

     (a) the Borrower fails to pay, within five Business Days after due, any installment of principal of, or interest on, this Note, or any other amounts payable hereunder;

     (b) any representation or warranty made by any Loan Party under or in connection with this Note or the Guaranty shall prove to have been incorrect in any material respect when made;

     (c) any Loan Party fails to perform or observe any covenant or agreement contained in Clause (e) or (f) of Section 7 or Section 8 of the Guaranty, or the
             ----------    ---    -------      -------
Borrower fails to perform or observe any covenant or agreement contained in clause (b) or (f) of Section 4.1, Section 4.2, or Section 4.3 hereof;
----------    ---    -----------  -----------     -----------

     (d) any Loan Party fails to perform or observe any other term, covenant or agreement contained in this Note or the Guaranty on its part to be performed or observed and any such failure remains unremedied for 3 days after written notice thereof is given to the Borrower or the Guarantors, as the case may be, by the Bank; provided that if such failure cannot be remedied within such 3 day period then such 3 day period shall be extended for such additional period of time not to exceed 60 days as may be necessary to complete the cure of such default provided the Borrower commences to cure within such 3 day period and thereafter diligently proceeds to cure such default and further provided, in no event shall such period be extended beyond 60 days;

     (e) any Loan Party or any subsidiary thereof shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any subsidiary thereof seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or any Loan Party or any subsidiary thereof shall take any corporate action to authorize any of the actions set forth above in this clause (e);
                                       ------ ----

     (f) a final judgment or order for the payment of money in excess of $1,000,000 shall be rendered against any Loan Party or any subsidiary thereof and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) such judgment or order shall continue unsatisfied and unstayed for a period of 60 days;

     (g) any provision of the Guaranty shall for any reason cease to be valid and binding on the Guarantor, or the

Guarantor shall, directly or indirectly, contest the effectiveness, validity or binding nature of the Guaranty;

     (h) (i) Overseas Ltd. shall cease to own, directly or indirectly, free and clear of all liens and other encumbrances, all of the capital stock of Overseas Corp or of overseas Holding; or

        (ii) the acquisition by any person or entity, or two or more persons or entities acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of Overseas Ltd.; or

       (iii) Borrower's Member shall cease to own directly free and clear of all liens and encumbrances, all of the membership interests of Borrower; or

        (iv) Overseas Holding shall cease to own directly, free and clear of all liens and encumbrances, all of the capital stock of Borrower's Member; or

         (v) Overseas Corp. or a U.S. corporation which is a direct or indirect wholly-owned subsidiary of Overseas Ltd. shall cease to own directly, free and clear of all liens and encumbrances, all of the capital stock of Borrower's Manager;

     (i) there is a material adverse change in any Loan Party's financial condition, or an event occurs or arises that materially impairs Borrower's intended use or the physical condition or operation of Madison Plaza or any Loan Party's ability to repay the Loan;

     (j) the Borrower shall fail to acquire Madison Plaza within 30 days after the date of this Note or to provide the Bank with the documents required under
Section 2.1(k) within 30 days after its acquisition of Madison Plaza; then, and
---------------
in any such event, the Bank may, by notice to the Borrower, declare the Loan, all interest thereon and all other amounts payable pursuant to this Note (or any other document or instrument delivered in connection herewith) to be forthwith due and payable, whereupon the Loan, all such interest and all such other amounts will become and be forthwith due and payable, all without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower.

                                   ARTICLE VI
                                 MISCELLANEOUS

    SECTION 6.1.   Amendments, etc.  No amendment or waiver of any provision of
                   ---------------
this Note, nor consent to any departure by the Borrower herefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

    SECTION 6.2.   Notices, etc.  All notices and other communications provided
                    -------
for hereunder shall be in writing and mailed or telecopied or delivered at the address specified below for the Borrower and the Bank or, as to each party, at such other address as shall be designated by such party in a written notice to the other party:

Address of the Borrower:

     OVERSEAS PARTNERS (MADISON PLAZA) LLC
     115 Perimeter Center
     Suite 940
     Atlanta, Georgia 30346
     Attention:  Corporate Secretary
     Telecopy:   404-913-6756

With a copy to:

Troutman Sanders LLP
600 Peachtree Street, N,E.
Suite 5200
Atlanta, Georgia 30308-2211
Attention:    James W. Addison
Telecopy:     404-885-3995

And with a copy to:

Overseas Partners Ltd.
Mintflower Place
P.O.  Box HM 1581
8 Par-la-Ville Road
Hamilton HM 6X Bermuda
Attention:  Corporate Secretary
Telecopy:   441-292-9142

Address of Bank:

     Bank of America National Trust
     & Savings Association
     231 South LaSalle Street

Chicago, Illinois 60697
Attention:  Daniel Walsh
Telecopy: 312-828-5140


    All notices delivered by (a) the mails shall be deemed received three days after deposited in the mails, postage prepaid, (b) hand delivery shall be deemed received when hand delivered, (c) United Parcel Service's or other next day air express service, on the day after deposit, and (d) telecopier shall be deemed received when the sender receives electronic confirmation of receipt.

    SECTION 6.3. No Waiver: Remedies.  No failure on the part of the Bank to
                 -------------------
exercise, and no delay in exercising, any right under this Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

    SECTION 6.4. Costs, Expenses and Taxes.   (a) The Borrower agrees to pay on
                 -------------------------
demand all reasonable costs and expenses of the Bank (including reasonable counsel fees plus related disbursements) actually incurred in connection with
(i) enforcement of this Note and (ii) except to the extent arising out of the Bank's gross negligence or wilful misconduct, any litigation or threatened litigation (including any tort actions) relating to the Loan or the Borrower's property, except any litigation between any Loan Party and Bank in which such Loan Party is the prevailing party. Attorney's fees shall include the allocated costs for services of in-house counsel calculated on the basis of Bank's direct payroll costs for attorneys actually performing services in connection with the Loan. Any and all payments made by the Borrower hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, other than franchise taxes and taxes imposed on or measured by the Bank's net income or receipts (such non-excluded items being called "Taxes"), and agrees to save the Bank harmless from and
                   --------
against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such Taxes.

     (b) If, due to payments made by the Borrower pursuant to clause (b) of
                                                              ----------
Section 1.1 or due to acceleration of the maturity of this Note pursuant to
-----------
Section 5.1, or due to any other reason, the Bank receives payments of principal
-----------
of this Note other than on the last day of an Interest Period, the Borrower shall pay to the Bank on demand any amounts required to compensate the Bank for any additional losses, costs or expenses which it may incur as a result of such payment.

     SECTION 6.5. Right of Set-off.  Bank agrees that it shall have no right of
                  ----------------
setoff against any amounts Bank holds on deposit to satisfy any indebtedness of Borrower to the Bank with respect to the Loan. Bank hereby waives with respect to the Loan all rights of setoff or recoupment which, under applicable law or other agreement Bank may have with respect to all accounts or monies of Borrower.

     SECTION 6.6. Successors and Assigns.  This Note shall be binding upon and
                  ----------------------
 shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Borrower may not assign or
                         --------  -------
 transfer all or any part of its rights or obligations hereunder without the prior written consent of the Bank, and further provided, that the Bank may
                                        ----------------
 assign or transfer all or any part of this Note only with the prior written consent of the Borrower which shall not be unreasonably withheld or delayed by the Borrower.

     SECTION 6.7. Indemnification and Survival.  The Borrower shall indemnify,
                  ----------------------------
 exonerate and hold the Bank and each of its officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and
                           ----------------------
 against any and all actions, causes of action, suits, losses, costs, liabilities, damages and expenses incurred in connection with this Note or the Guaranty (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys, fees and disbursements actually incurred (collectively, the "Indemnified Liabilities"), except for (a) any such Indemnified Liabilities
 --------------------------
 arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct and (b)costs and expenses incurred prior to the date hereof by the Bank in connection with the negotiation, preparation and delivery of this Note and the Guaranty and (c) any Indemnified Liabilities resulting from litigation between any Loan Party and Bank in which such Loan Party is the prevailing party. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Borrower's obligations under this Section survive any termination of this Note and the Guaranty.

     SECTION 6.8, Governing Law. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED
                  ---------------
 IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

SECTION 6.9. Forum Selection and Consent to Jurisdiction.
             -------------------------------------------
THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

     (a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS NOTE OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF ILLINOIS AND APPELLATE COURTS FROM ANY THEREOF;

     (b) AGREES THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

     (c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO IT AT ITS ADDRESS SET FORTH IN SECTION 6,2 OR AT SUCH OTHER ADDRESS OF WHICH THE BANK SHALL HAVE BEEN
         -------
NOTIFIED PURSUANT THERETO; AND

     (d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

The Borrower hereby irrevocably appoints CT Corporation Systems (the "Process
                                                                     --------
Agent"), with an office on the date hereof at 208 S. LaSalle Street, Suite 814,
-------
Chicago, Illinois, 60604, as its agent to receive on behalf of the Borrower and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process to the Borrower in care of the Process Agent at the Process Agent's above address, and the Borrower hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law, Nothing in this Section shall affect the right of the Bank to serve legal process in any other manner permitted by law or affect the right of the Bank to bring any action or proceeding against the Borrower or its property in the courts of any other jurisdictions.

    SECTION 6.10.   Waiver of Jury Trial.    THE BORROWER AND THE BANK HEREBY
                    --------------------
KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS WITH RESPECT THERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR TEE BANK ENTERING INTO THIS NOTE.

  IN WITNESS WHEREOF, the Borrower has caused the Note to be executed by its duly authorized officer on the date first above written.

OVERSEAS PARTNERS (MADISON PLAZA)
LLC, an Illinois limited liability
Company

By:    OVERSEAS PARTNERS (MADISON)
       PLAZA, INC., a Delaware corporation

By:    /s/ Bruce M. Barone
       -------------------
Title: President


Acknowledge and Accepted:

BANK OF AMERICA NATIONAL TRUST
& SAVINGS ASSOCIATION

By:
Title:

EXHIBIT A


GUARANTY

    GUARANTY, dated as of June __, 1998 (as amended and modified from time to time, this "Guaranty"), is made by OVERSEAS PARTNERS, LTD., a Bermuda
           ----------
corporation ("Overseas Ltd.") and OVERSEAS PARTNERS CAPITAL CORP., a Delaware Corporation ('Overseas Corp') (individually a "Guarantor" and collectively the
                                              -----------
 'Guarantors'), in favor of BANK OF AMERICA NATIONAL TRUST & SAVINGS ASSOCIATION (the "Bank"),
    -------

    WHEREAS, OVERSEAS PARTNERS (MADISON PLAZA) LLC, an Illinois limited liability company (the "Borrower"), is the maker of the Term Loan Promissory
                       ------------
Note, dated of even date herewith (the "Note"), in favor of the Bank;
                                       --------

    WHEREAS, the Bank has required that each Guarantor execute and deliver this Guaranty as a condition precedent to the making of the Loan (such capitalized terms and all other capitalized terms not otherwise defined herein shall have the meanings provided for in the Note) under the Note;

    NOW, THEREFORE, in consideration of the premises and in order to induce the Bank to make the Loan under the Note, the Guarantors hereby agree as follows:

    SECTION 1. Guaranty.  Each Guarantor hereby jointly and severally,
               --------
unconditionally guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of the Borrower now or hereafter existing under the Note, whether for principal, interest, environmental matters, extension fees, expenses or otherwise (such obligations being collectively the "Obligations"), and agrees to pay any and all expenses
                       --------------
(including reasonable attorney's fees and expenses) actually incurred by the Bank in enforcing any rights under this Guaranty, Attorney's fees shall include the allocated costs for services of in-house counsel calculated on the basis of the Bank's direct payroll costs for attorneys actually performing services in connection with the enforcement of any rights under this Guaranty.

    SECTION 2. Guaranty Absolute.  Each Guarantor guarantees that the
               -----------------
obligations will be paid strictly in accordance with the terms of the Note, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Bank with- respect thereto. The liability of each Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

     (a)  any lack of validity or enforceability of the Note;

     (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations or obligations of the Borrower now or hereafter existing under the Note, whether for principal, interest, expenses or otherwise (collectively,, the "Note Obligations"), or any other amendment or
                              -------------------
waiver of or any consent to departure from the Note;

     (c) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the obligations or the Note Obligations; or

     (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower or any other guarantor.

     This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the obligations or the Note Obligations is rescinded or must otherwise be returned by the Bank upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.


SECTION 3.   Waiver, etc.
             -----------

     (a) Except as may be specifically set forth herein, each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations, Note Obligations and this Guaranty and any requirement that the Bank exhaust any right or take any action against the Borrower or the other Guarantor or any other person or entity or any collateral.

     (b) Anything in this Guaranty or otherwise notwithstanding, this Guaranty is fully enforceable at the same time the Note is enforceable, and the Bank shall not be required to exercise any remedies, or take any action against or with respect to, the Borrower or the Note prior to the exercise of all or any of its rights hereunder. Without limiting the foregoing, at any time any of the Note Obligations have not been paid when and as due, the Guarantor shall make payment thereon directly to the Bank. This provision is a material inducement to the Bank making the Loan under the Note to the Borrower.

SECTION 4.   Subrogation.  The Guarantor will not exercise any rights against
             -----------
Borrower which it may acquire by way of
subrogation under this Guaranty, by any payment made hereunder or otherwise, until all the Obligations and Note Obligations shall have been paid in full in cash. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all the Obligations and Note Obligations shall not have been paid in full in cash, such amount shall be held in trust for the benefit of the Bank and shall forthwith be paid to the Bank to be credited and applied upon the Obligations, whether matured or unmatured, in accordance with the terms of the Note.

    SECTION 5. Payments Free and Clear of Taxes, Etc. (a) Any and all payments
               -------------------------------------
made by either Guarantor hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, other than franchise taxes and taxes imposed on or measured by the Lender's net income or receipts (such non-excluded items being called "Taxes"). If either Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Bank receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Guarantors shall make such deductions and (iii) the Guarantors shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (b) In addition, each Guarantor agrees to pay any present or future stamp or documentary taxes, or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Guaranty (hereinafter referred to as "Other Taxes").
                            --------------

     (c) Each Guarantor will indemnify the Bank for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this section) paid by the Bank and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted;

     (d) Without prejudice to the survival of any other agreement of the Guarantors hereunder, the agreements and obligations of the Guarantors contained in clauses (a) through (c) above shall survive the payment in full of principal
   -----------         ---
of and interest on the Loan and the termination of the Note.

SECTION 6, Representations and Warranties.  Each Guarantor hereby represents and
           ------------------------------
warrants as follows:

     (a) Overseas Ltd. is a corporation duly organized, validly existing and in good standing under the laws of Bermuda, and Overseas Corp. is a corporation duly organized, validly existing and in good standing under the laws of Delaware and each Guarantor is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on such Guarantor, its businesses, its ability to perform its obligations hereunder, or the validity or enforceability of this Guaranty.

     (b) The execution, delivery and performance of this Guaranty by each Guarantor and each other document or instrument delivered by each Guarantor in connection herewith are within its corporate powers, have been duly authorized by all necessary corporate action and do not contravene

          (i) its certificate of incorporation or by-laws;

          (ii) any law, rule or regulation applicable to the Guarantor; or

          (iii) any contractual restriction binding on or affecting such Guarantor.

     (c) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Guarantors of this Guaranty.

     (d) This Guaranty is the legal, valid and binding obligation of each Guarantor enforceable against each Guarantor in accordance with its terms.

     (e) The balance sheets of each Guarantor and its subsidiaries as at March 31, 1998, and the related statement of income and retained earnings and changes in financial position for the fiscal year then ended, copies of which have been furnished to the Bank, fairly present its financial condition as at such date and the results of its operations for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied.

     (f) Since March 31, 1998, there has been no material adverse change in either Guarantor's consolidated financial condition, operations or prospects.

     (g) Except as may be disclosed on the balance sheets of each Guarantor, there is no pending or threatened action or proceeding affecting either Guarantor or any of its subsidiaries before any court, governmental agency or arbitrator, which could, if adversely determined, reasonably be expected to have a materially adverse effect upon the financial condition or operations of such Guarantor and its subsidiaries, taken as a whole.

     (h) Neither Guarantor nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of Bermuda.

     (i) There is no tax, levy, impost, deduction, charge or withholding imposed by Bermuda or any political subdivision thereof either (i) on or by virtue of the execution or delivery of this Guaranty or (ii) on any payment to be made by the Guarantors pursuant to this Guaranty.

     (j) To ensure the legality, validity, enforceability or admissibility in evidence of this Guaranty in Bermuda, it is not necessary that this Guaranty or any other document be filed or recorded with any court or other authority in Bermuda.

     (k) Overseas Ltd. owns, directly or indirectly, free and clear of all liens and other encumbrances, all of the capital stock of Overseas Corp. and of Overseas Holding Company,, Inc. ("Overseas Holding") and Overseas Holding owns
                                --------------------
directly free and clear of all liens and other encumbrances, all of the capital stock of OVERSEAS PARTNERS(MADISON PLAZA) . INC. ("Borrower's Member") and
                                                 ---------------------
Borrower's Member owns directly free and clear of all liens and other encumbrances, all of the membership interests of Borrower.

     (1) The Guarantors will each benefit from the Bank making the Loan to the Borrower.


    SECTION 7.   Affirmative Covenants.  So long as the Loan or any other amount
                 ---------------------
under the Note remains unpaid, each Guarantor will, and will cause each of its subsidiaries (including the Borrower and Borrower's Member) to:

     (a) Maintain Property.  Maintain and preserve, and cause each of its
         -----------------
subsidiaries to maintain and preserve, all of its or their properties which are used or useful in the conduct of its or their business in good working order and condition, ordinary wear and tear excepted.

     (b) Business Activities.  Continue to engage in the same general type of
         -------------------
business as now conducted by it and its subsidiaries and preserve, renew and keep in full force and effect, and cause each such subsidiary to preserve, renew and keep in full force and effect, its and their respective corporate or partnership existence in good standing and its and their rights, privileges and franchises which are necessary or desirable in the normal conduct of its and their businesses.

     (c) Books and Records.  Keep and cause its subsidiaries to keep books and
         -----------------
records reflecting all of its and their business affairs and transactions in a manner which permits the preparation of financial statements in accordance with generally accepted accounting principles prevailing from time to time in the United States ("GAAP'"); and permit the Bank's representatives to visit and inspect any of the properties of the Guarantor and its subsidiaries, to examine and make abstracts from any of the books and records of the Guarantor and such subsidiaries and to discuss the affairs, transactions, finances and accounts of the Guarantor and its subsidiaries with any of their respective officers, directors or independent public accountants, all at such reasonable times and as often as may reasonably be desired.

     (d) Compliance with Laws, Etc. Comply, and cause its subsidiaries to
         -------------------------
comply, in all material respects with all applicable laws, rules, regulations and orders, such compliance to include paying before the same become delinquent, all taxes, assessments and governmental charges imposed upon such Guarantor and its subsidiaries or any of their properties, except to the extent contested in good faith and by appropriate proceedings promptly instituted and diligently pursued.

     (e) Members' Equity of Overseas Ltd.  In the case of Overseas Ltd.,
         -------------------------------
maintain a minimum members' equity of not less than $1,000,000,000.00 as reported in Overseas Ltd.'s consolidated GAAP financial statements. "Minimum members' equity" means the gross book value of Overseas Ltd.'s assets (excluding goodwill, patents, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and expense, capitalized or deferred research and development costs, deferred marketing expenses, deferred receivables, and other like intangibles, and monies due from affiliates, officers, directors, employees, shareholders, members or managers of Borrower) less total liabilities including but not limited to accrued and deferred income taxes and any reserves against assets.

     (f) Total Liabilities of Overseas Ltd.  In the case of Overseas Ltd.,
         ---------------------------------
maintain total liabilities on a consolidated basis which are not in excess of (and do not at any time exceed) $2,000,000,000.00. Total liabilities shall mean all liabilities as reported in Overseas Ltd.'s consolidated GAAP financial statements including the sum of all current liabilities plus all long term liabilities, letter of credit liabilities, capitalized lease liabilities and minority liabilities capitalized interests.

     (g)  Reporting Requirements. Each Guarantor will, and will cause its
          ------------------------
subsidiaries, to furnish to the Bank:

          (i) as soon as available and in any event within 45 days after the end of each of each Guarantor's first three quarters of each of its fiscal years, consolidated balance sheets of each Guarantor and its consolidated subsidiaries as of the end of such quarter and consolidated statements of income and retained earnings and changes in financial position of each Guarantor and its consolidated subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by an authorized officer of such Guarantor as having been prepared in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in clause (e) of Section 6;
               ----------    ---------

          (ii) as soon as available and in any event within 120 days after the end of each of each Guarantor's fiscal years a copy of the annual report for such year for such Guarantor and its subsidiaries, containing consolidated financial statements for such year audited and certified in a manner reasonably acceptable to the Bank by Deloitte & Touche or other independent public accountants reasonably acceptable to the Bank.

          (iii) as soon as possible and in any event within five days after the occurrence of any Event of Default and each event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default (a "Default"), a statement of an authorized officer of each Guarantor setting
-----------
forth details of such Event of Default or Default and the action which has been taken or is proposed to be taken with respect thereto;

          (iv) promptly after the sending or filing thereof, copies of all reports which each Guarantor or any of its subsidiaries sends to any of its security holders, and copies of all reports and registration statements which each Guarantor or any of its subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

          (v) as soon as available and in any event within 45 days after the end of Overseas Ltd.'s fiscal quarter, a certificate executed by an authorized officer of Overseas Ltd., showing (in reasonable detail and with appropriate calculations and computations in all respects reasonably satisfactory to the
Bank) compliance with the financial covenants set forth in clauses (e) and (f)
                                                           -----------     ---
of this Section;

          (vi) promptly upon the execution of a commitment letter or mandate letter relating to the financing referred to in clause (b) of Section 1.1 of the
                                                ----------    -----------
Note, notice thereof to the Bank;

          (vii) prompt notice of any litigation or other circumstances, event or occurrence affecting any Loan Party or Madison Plaza that may reasonably be expected to result in a material adverse change in (i) the financial condition of any Loan Party, (ii) any Loan Party's ability to timely perform any of its obligations under the Note or Guaranty(iii) the physical condition or operation of the Madison Plaza.

          (viii) such other information respecting the condition or operations, financial or otherwise, of the Guarantors or any of their subsidiaries as the Bank may from time to time reasonably request.

    SECTION 8.    Negative Covenants.  So long as the Loan or any other amount
                  ------------------
remains unpaid under the Note, each Guarantor agrees as follows:

          (a) Consolidation, Merger, etc.  Each Guarantor will not, and will not
              --------------------------
permit any of its subsidiaries too liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof); provided, however, that notwithstanding the foregoing,
-----------------

          (i) any such subsidiary of a Guarantor may liquidate or dissolve voluntarily into, and may merge with and into, such Guarantor or any other direct or indirect subsidiary of such Guarantor, and the assets or stock of any such subsidiary may be purchased or otherwise acquired by such Guarantor or any other such direct or indirect subsidiary;

     (ii) so long as no Default has occurred and is continuing or would occur after giving effect thereto, such Guarantor or any of its direct or indirect subsidiaries may purchase all or substantially all of the assets or stock of any person; and

     (iii) any such subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, any corporation which is not a subsidiary of such Guarantor, provided that, (a) the surviving corporation shall be a direct or
           -------- ----
indirect subsidiary of such Guarantor, (b) such Guarantor or its direct or indirect subsidiary shall own at least the same percentage of the outstanding voting stock interests of the surviving corporation as such Guarantor or its direct or indirect subsidiary owned of such subsidiary prior to such merger, liquidation or consolidation and (c) after giving effect thereto, no Default would occur or be continuing.

     (b) Asset Dispositions, etc.  Each Guarantor will not, and will not permit
         -----------------------
any of its subsidiaries to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or substantially all of its assets to any person or entity.

     SECTION 9.   Judgment.   (a) If, for the purposes of obtaining judgment in
                  --------
any court, it is necessary to convert a sum due hereunder from another currency into United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Bank could purchase United States dollars with such other currency on the Business Day preceding that on which final judgment is given.

     (b) The obligation of a Guarantor in respect of any sum due from it to the Bank hereunder shall, notwithstanding any judgment in a currency other than United States dollars, be discharged only to the extent that on the Business Day following receipt by the Bank of any sum adjudged to be so due in such other currency the Bank may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to the Bank in the United States dollars, the

Guarantors agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Bank against such loss.

    SECTION 10.  Indemnification and Survival.  Each Guarantor shall indemnify,,
                 ----------------------------
exonerate and hold the Bank and each of its officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and
                          ------------
against any and all actions, causes of action, suits, losses, costs, liabilities, damages and expenses incurred in connection with the Note or this Guaranty (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements actually incurred (collectively, the "Indemnified Liabilities"), except for (a)any such Indemnified Liabilities
--------------------------
arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct and (b) costs and expenses incurred on or prior to the date hereof by the Bank in connection with the negotiation, preparation and delivery of the Note and this Guaranty, and (c) any Indemnified Liabilities resulting from litigation between any Loan Party and Bank in which such Loan Party is the prevailing party. If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Guarantor hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Each Guarantor's obligations under this Section shall survive any termination of this Guaranty.

     SECTION 11.  Amendments, etc.  No amendment or waiver of any provision of
                  ---------------
this Guaranty nor consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 12.   Addresses for Notices.  All notices and other communications
                   ---------------------
provided for hereunder shall be in writing and, if to a Guarantor, mailed or telecopied or delivered at the address specified below, or if to the Bank, mailed or telecopied or delivered to it, addressed to it at the address of the Bank specified in the Note, or as to each party, at such other address as shall be designated by such party in a written notice to the other party:

Address of the Guarantors:

     Overseas Partners Ltd,
     Mintflower Place
     P.O. Box HM 1581
     8 Par-la-Ville Road
     Hamilton HM 6X Bermuda

Attention:  Corporate Secretary
Telecopy:   441-292-9142

with a copy to:

Overseas Partners Capital Corp.
115 Perimeter Center
Suite 940
Atlanta- Georgia 30346
Attention: Corporate Secretary
Telecopy: 404-913-6756

With a copy to:

Overseas Partners Ltd.
Mintflower Place
P.O. Box HM 1581
8 Par-la-Ville Road
Hamilton HM 6X Bermuda
Attention: Thomas E. Butler
Telecopy: 441-292-9142

With a copy to:

Troutman Sanders LLP
600 Peachtree Street, N.E.
Suite 5200
Atlanta, GA 30308-2211
Attention:  James W. Addison
Telecopy: 404-885-3995

    All notices delivered by (i) the mails shall be deemed received four days after deposited in the mails, postage prepaid, (ii) hand delivery shall be deemed received when hand delivered, (iii) United Parcel Service's or other next day air express service, on the second day after deposit, and (iv) telecopier shall be deemed received when the sender receives electronic confirmation of receipt.

    SECTION 13.  No Waiver; Remedies.  No failure on the part of the Bank to
                 -------------------
exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

    SECTION 14.  No Right of Set-off.  Bank agrees that it shall have no right
                 -------------------
of setoff against any amounts Bank holds on deposit to satisfy any indebtedness of either Guarantor to the Bank with respect to the Loan. Bank hereby waives with respect to the Loan all rights of setoff or recoupment which, under applicable law or other agreement, Bank may have with respect to all accounts or monies of either Guarantor.

    SECTION 15.  Continuing Guaranty; Transfer of Note; Joint and Several.
                 --------------------------------------------------------
This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until payment in full of the Obligations and all other amounts payable under this Guaranty, (ii) be binding upon each Guarantor, its successors and assigns, and (iii) inure to the benefit of and be enforceable by the Bank and its successors, transferees and assigns. All obligations under this Guaranty are joint and several to each of the Guarantors.

     SECTION 16.  Governing Law.  THIS GUARANTY SHALL BE GOVERNED BY AND
                  -------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS.

     SECTION 17.  Forum Selection and Consent to Jurisdiction.  EACH GUARANTOR
                  -------------------------------------------
HEREBY IRREVOCABLY AND UNCONDITIONALLY:

          (a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOPT TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS THE COURTS OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF ILLINOIS, AND APPELLATE COURTS FROM ANY THEREOF;

          (b) AGREES THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

          (c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR. PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID TO IT AT ITS ADDRESS SET FORTH IN SECTION 12 OR AT SUCH OTHER ADDRESS OF WHICH THE BANK SHALL HAVE
             ----------
BEEN NOTIFIED PURSUANT THERETO; AND

          (d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

Each Guarantor hereby irrevocably appoints CT Corporation Systems (the "Process
                                                                       --------
Agent") , with an office on the date hereof at 208
-------

S. LaSalle Street, Suite 814, Chicago, Illinois, 60604 as its agent to receive on behalf of such Guarantor and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may be made by mailing or delivering a copy of such process to such Guarantor in care of the Process Agent at the Process Agent's above address, and each Guarantor hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section shall affect the right of the Bank to serve legal process in any other manner permitted by law or affect the right of the Bank to bring any action or proceeding against the Guarantors or their property in the courts of any other jurisdictions.

    SECTION 18.  Waiver of Jury Trial.  EACH GUARANTOR AND THE BANK HEREBY
                 --------------------
KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREONE OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS GUARANTOR OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS WITH RESPECT THERETO, THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK ENTERING INTO THIS GUARANTY,

    SECTION 19.  Counterparts.  This Guaranty may be executed in separate
                 ------------
counterparts. Each counterpart when so executed shall be deemed to be an original. All counterparts taken together shall constitute one complete agreement.

    IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.



OVERSEAS PARTNERS, LTD.

By:      /s/ Bruce M. Barone
         -------------------
Title:   President & CEO
Signed:  Hamilton, Bermuda, 6/30/98


OVERSEAS PARTNERS CAPITAL CORP.

By:      /s/ Bruce M. Barone
         -------------------
Title:   President

EXHIBIT B

                        (Letterhead of Illinois Counsel
                      to the Guarantor and the Borrower]

                                [Date of Loan]

 Bank of America National Trust
 & Savings Association
 231 South LaSalle Street
 Chicago, Illinois 60697

Ladies and Gentlemen:

    This opinion is furnished to you pursuant to clause (g) of Section 2.1 of
the Term Loan Promissory Note, dated June   , 1998 (the "Note"), made by
                                                        -------
OVERSEAS PARTNERS (MADISON PLAZA) LLC (the "Borrower") in favor of Bank of
                                           -----------
America National Trust & Savings Association (the "Bank").  Terms defined in the
                                                  -------
Note are used herein as therein defined.

    We have acted as counsel for the Borrower, and Borrower's sole member, OVERSEAS PARTNERS (MADISON PLAZA), INC. ('Borrower's Member) and Overseas
                                        ------------ --------
Partners, Ltd. ("Overseas Ltd.") and Overseas Partners Capital Corp. ("Overseas
               -----------------                                     ----------
Corp.") (Overseas Ltd. and Overseas Corp. are individually, the "Guarantor" and
-------                                                         -----------
collectively, the 'Guarantors') in connection with the preparation, execution
                  -------------
and delivery of, and the Loan made pursuant to, the Note.

     In that connection, we have examined:

          (1)  the execution copy of the Note;

          (2)  the execution copy of the Guaranty;

          (3) the organizational documents of the Borrower, Borrower's Member and Overseas Corp. and all amendments thereto (collectively, the "Charter");
               ---------

          (4)  the other documents furnished by the Borrower pursuant to Section
               2.1 of the Note; and

          (5) a certificate of the Secretary of State of the state of its formation and Illinois (if different) for each of Borrower, Borrower's Member and Overseas Corp., attesting to the due incorporation, continued corporate existence and good standing of the Borrower, Borrower's Member and Overseas Corp.

We have also examined the originals, or copies certified to our satisfaction, of such other corporate records of the Borrower, Borrower's Member and the Guarantors, certificates of public officials and of officers of the Borrower, Borrower's Member and the Guarantors, and agreements, instruments and other documents, as we have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, we have, when relevant facts were not independently established by us, relied, to the extent we deemed appropriate, upon certificates of the Borrower, Borrower's Member and the Guarantors or each of their officers or of public officials.

    We are qualified to practice law in the State of Illinois and we do not purport to be experts on any laws other than the laws of the State of Illinois, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

    Based upon the foregoing and upon such investigation as we have deemed necessary, we are of the following opinion:

          1. Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Illinois.

          2. Borrower's Member is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business and is in good standing as a foreign corporation in Illinois.

          3. Overseas Corp. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on Overseas Corp., its businesses, its ability to perform its obligations under the Guaranty or the validity or enforceability of the Guaranty.

          4. The execution, delivery and performance of the Note by the Borrower and Borrower's Member on behalf of Borrower and the Guaranty by Overseas Corp. are within the company or corporate powers of the Borrower, Borrower's Member and Overseas Corp. respectively, and have been duly authorized by all necessary corporate action of the Borrower, Borrower's Member and Overseas Corp, respectively. The execution, delivery and performance of the Note by the Borrower and Borrower's Member on behalf of Borrower and the Guaranty by Overseas Corp. do not contravene the Charter of any of them. The execution, delivery and performance of the Note by the Borrower and Borrower's Member on behalf of Borrower and the Guaranty by Overseas Corp. will not violate:

          (i) any law, rule or regulation of the States of Illinois and Delaware, the United States applicable to the Borrower (including, without limitation, Regulation G, T, U or X of the Board of Governors of the Federal Reserve System); or

          (ii) to the best of our knowledge, after due inquiry, any contractual restriction binding on or affecting the Borrower, Borrower's Member,, Overseas Corp. or any of their properties.

     5. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body of the States of Illinois or Delaware or the United States is required in connection with the due execution, delivery and performance of the Note by the Borrower and the Borrower's Member on behalf of Borrower and the Guaranty by Overseas Corp.

     6. The Note and Guaranty have been duly executed and delivered by the Borrower, Borrower's Member and Overseas Corp., respectively, and constitute the legal, valid and binding obligation of the Borrower and Overseas Corp., respectively, enforceable against the Borrower and Overseas Corp. in accordance with their respective terms.

     7. Assuming the Guaranty has been duly authorized, executed and delivered by Overseas Ltd. and no authorization, approval or other action by, and notice to or filing with, any governmental authority or regulatory body of Bermuda is-necessary in connection therewith, the Guaranty constitutes the legal, valid and binding obligation of Overseas Ltd. in accordance with its terms.

     8. None of the Borrower, Borrower's Member or overseas Corp. is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System).

     9. None of the Borrower, Borrower's Member or overseas Corp. is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940,-as amended; nor is the Borrower, Borrower's Member or either Guarantor a "holding company", a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

    The opinions set forth above are subject to the following qualifications:

     (a) No opinion is rendered as to matters not specifically referred to herein and you may not infer from anything stated herein or not stated herein any opinions with respect thereto.

     (b) Certain of the waivers of rights contained in the Note and the Guaranties including, by way of example and not by way of limitation, the right to jury trial, may be limited by law.

     (c) Our opinion set forth in Paragraph 4 above is subject to the effect of
                                  -----------
any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors, rights generally, and is subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

     (d) No opinion is rendered as to whether a Federal or State court outside of the Sate of Illinois would give effect to (i) the choice of Illinois law provided for in the Notes and Guaranties, or (ii) the submission by the Borrower and the Guarantor to ' the non-exclusive jurisdiction of Illinois courts or Federal courts of the United States of America, sitting in Illinois.

    The opinions set forth herein are intended only for your benefit and may not be relied upon by, or delivered to, any other person or entity without our prior written permission.


Very truly yours,

EXHIBIT C

                (Letterhead of Overseas Ltd.  Bermuda Counsel]
                                (Date of Loan]

 Bank of America National Trust
 & Savings Association
 231 South LaSalle Street
 Chicago, Illinois 60697


Ladies and Gentlemen:

          RE: OVERSEAS PARTNERS LTD. (the "COMPANY")
              --------------------------------------

    We have acted as special legal counsel in Bermuda to the Company in connection with a guaranty dated as of June , 1998 (the "Guaranty") made by the Company and Overseas Partners Capital Corp. in favor of Bank of America National Trust & Savings Association (the "Bank").

    For the purposes of giving this opinion we have examined copies of the following documents as executed:

          (i)  the Guaranty; and

          (ii) a Term Loan Promissory Note dated as of June , 1998 (the "Note") made by OVERSEAS PARTNERS (MADISON PLAZA) LLC in favor of the Bank.

    The Note and the Guaranty are herein sometimes collectively referred to as the "Documents".

    We have also reviewed the memorandum of association and the by-laws of the
Company, minutes of a meeting of its Directors held on     ,         , 1998,
resolutions adopted at a meeting of the Company's Investment Committee held on
    ,       , 1998, and certified by an Assistant Secretary of the Company and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

    We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies of documents (whether or not certified) of all documents reviewed by us, (b) the capacity, power and authority of each of the parties to the Documents, other than the Company, (c) the due execution of the Documents by each of the parties thereto, other than the

Company and the delivery of the Documents by each of the parties thereto, (d) the accuracy and completeness of all factual representations made in the Documents and other documents reviewed by us, (e) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (f) the validity and binding effect under the laws of the State of Illinois (the "Foreign Laws") of the Documents which are expressed to be subject to such Foreign Laws in accordance with their respective terms, (g) the validity under the Foreign Laws of the submission by the Company pursuant to the Guaranty to the non-exclusive jurisdiction of the courts of the State of Illinois, the courts of the United States of America for the Northern District of Illinois and appellate courts from any thereof (the "Foreign Courts").

    The obligations of the Company under the Guaranty (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganization, amalgamation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors, (b) will be subject to statutory limitation of the time within which proceedings may be brought, (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available, (d) may not be given effect to by a Bermuda court, whether or not it was applying the Foreign Laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages.

    We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for your benefit and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

    On the basis of and subject to the foregoing, we are of the opinion that:

     1. The Company is duly incorporated and existing under the laws of Bermuda.

     2. The Company has the necessary corporate power and authority to enter into and perform its obligations under the Guaranty. The execution and delivery of the Guaranty by the Company and the performance by the Company of its obligations thereunder will not violate the memorandum of association or by-laws of the Company nor any applicable law, regulation, order or decree in Bermuda.

     3. The Company has taken all corporate action required to authorize its execution, delivery and performance of the Guaranty. The Guaranty has been duly executed and delivered by or on behalf of the Company.

     4. No order, consent, approval, license, authorization or validation of or exemption by any government or public body or authority of Bermuda or any sub-division thereof is required to authorize or is required in connection with the execution, delivery, performance and enforcement of the Guaranty.

     5. It is not necessary or desirable to ensure the enforceability in Bermuda of the Guaranty that it be registered in any register kept by, or filed with, any governmental authority or regulatory body in Bermuda.

     6. The Guaranty will not be subject to ad valorem stamp duty excise or similar tax in Bermuda.

     7. There is no income or other tax of Bermuda imposed by withholding or otherwise on any payment to be made to or by the Company under the Guaranty.

     8. It is not necessary under the laws of Bermuda (a) in order to enable the Bank to enforce its rights under the Guaranty or (b) by reason of the execution of the Guaranty by the Company, that the Bank be licensed or qualified or otherwise entitled to carry on business in Bermuda.

     9. The choice of the Foreign Laws to govern the Guaranty is a valid choice of law and the submission therein by the Company to the non-exclusive jurisdiction of the Foreign Courts is valid and binding upon the Company.

     10. The courts of Bermuda would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the Foreign Courts against the Company based upon the Guaranty under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of Bermuda, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of Bermuda, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda and (f) the due compliance with the correct procedures under the laws of Bermuda.


Very truly yours,



By:

EXHIBIT D


[Date of Loan]


[CT Corporation System
208 South LaSalle
Suite 814
Chicago, IL 60604
U.S.A.]

Ladies and Gentlemen:

     We refer to [the Term Loan Promissory Note, dated as of June   , 1998 (the
"Agreement"), made by OVERSEAS PARTNERS (MADISON PLAZA) LLC and payable to the
------------
order of Bank of America National Trust & Savings Association].*  **

     [Overseas Partners Capital Corp.,][Overseas Partners, Ltd.] [OVERSEAS PARTNERS (MADISON PLAZA) LLC] hereby appoints CT Corporation System, located at 208 South LaSalle, Suite 814, Chicago, Illinois 60604, as its agent for service of process in any proceeding in the courts of Illinois in connection with the Agreement.

    The term of the appointment is for a period of one year. Enclosed please find a check in the amount of $150 as payment of your charges for this
appointment. (OR: We have credited $150 (value date    , 1998) as payment of
your charges for this appointment to your account with Chemical Bank, 277 Park


*    For Overseas Partners, Ltd. and Overseas Partners Capital Corp.:

     [the Guaranty, dated as of June t 1998 (the "Agreement") made by Overseas Partners, Ltd. and Overseas Partners Capital Corp., in favor of Bank of America National Trust & Savings Association, guaranteeing the obligations of OVERSEAS PARTNERS (MADISON PLAZA)LLC under the Term Loan Promissory Note, dated as of
June   , 1998, made by OVERSEAS PARTNERS (MADISON PLAZA) LLC and payable to the order of Bank of America National Trust & Savings Association.)

**   For Borrower:

     [the Term Loan Promissory Note, dated as of June 1 1998, made by OVERSEAS PARTNERS (MADISON PLAZA) LLC and payable to the order of Bank of America National Trust & Savings Association.]

Avenue, New York, New York 10017, ABA No. 021 000 128, A/C No. 613 210 476,
reference: Overseas Partners.]

    Also enclosed are the excerpted pages from the Agreement you require.*

     Any process made upon you should be sent to us at:

          [Overseas Partners, Ltd.][Overseas Partners Capital Corp.] [OVERSEAS PARTNERS (MADISON PLAZA) LLC]
          **[c/o Overseas Partners Capital Corp.]
          115 Perimeter Center
          Suite 940
          Atlanta, Georgia 30346
          Attention:  Corporate Secretary


     Very truly yours,

     [OVERSEAS PARTNERS, LTD.]
     [OVERSEAS PARTNERS CAPITAL CORP.]
     [OVERSEAS PARTNERS (MADISON PLAZA)LLC]



By:
Title:


* Mayer, Brown & Platt will attach these pages to the letter when the letter is returned to it.

**   For use with Overseas Partners Ltd.